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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 1999

                             MORROW SNOWBOARDS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               OREGON                      0-27002             93-1011046
  (STATE OR OTHER JURISDICTION OF       (COMMISSION          (IRS EMPLOYER
   INCORPORATION OR ORGANIZATION)       FILE NUMBER)     IDENTIFICATION NUMBER)

                             2600 PRINGLE ROAD, S.E.
                                 SALEM, OR 97302
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (503) 375-9300
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

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ITEM 5.  OTHER EVENTS.

BRIDGE LOAN

On August 25, l999, Morrow Snowboards, Inc. (the "Company") closed a bridge loan in the principal amount of $675,000 (the "Bridge Loan") secured by a first lien against the Company's real property located in Salem, Oregon. The Company received net proceeds for working capital purposes of approximately $327,000 after payment of loan costs and fees of approximately $60,000, payment of certain personal property taxes of approximately $38,000 and payment of $250,000 to creditors under the Payment Agreement outlined in the Company's Form 8-K dated June 28, l999 and filed on July 13, l999. The Bridge Loan bears interest at the rate of 12%, requires monthly payments of interest only of $6,750 and is payable in full on June 28, 2000. The loan is secured by a first lien against the Company's approximately 106,000 square foot offices and warehouse in Salem, Oregon and related real estate ("Real Property"). The loan is evidenced by a Promissory Note and Trust Deed (collectively, the "Loan Documents"). Besides payment of the amounts owing from time to time under the Promissory Note, the Loan Documents impose a number of obligations on the Company related to the Real Property, including without limitation, obligations to maintain and insure the Real Property, pay property taxes on the Real Property, and keep the Real Property free of liens. The Loan Documents contain provisions that provide for acceleration of the loan in the event monthly payments are not made within certain grace periods or other required actions under the Promissory Note or Trust Deed are not undertaken. Under Oregon law, the security interest in the property could be foreclosed judicially or nonjudicially. If the Company were to default on the bridge loan and the security interest foreclosed, the sales proceeds from a foreclosure would likely be less than the fair market value realized upon an orderly liquidation of the real property. The Company is currently attempting to sell the Real Property. Any sales proceeds would be applied first to payment of the Bridge Loan and, after such payment, to amounts owing to creditors under the Payment Agreement. The amounts owing under the Payment Agreement are secured by a trust deed against the Real Property that is subordinate to up to $750,000 secured by the Trust Deed signed in connection with the Bridge Loan.

While the Bridge Loan has provided working capital to the Company, the Company still needs additional working capital of at least $350,000 to fully implement on its business plan for the current year. The Company is seeking working capital from various sources. There is no assurance the Company will be successful in obtaining any required working capital when needed.

COMMON STOCK SALE.

Capitol Bay Management, Inc. ("CBM") has orally exercised its option to acquire 1,000,000 shares of the Company's Common Stock for $250,000, $.25 per share. CBM has paid $110,000 of the purchase price to date with the balance expected within the next two to three days and the shares to be issued shortly thereafter. When issued, CBM and its affiliates will hold 16.45% of the outstanding shares of the Company's Common Stock. CBM also has the right to convert $500,000 of a current loan to the Company into 2,000,000 shares of the Company's Common Stock which conversion right has not been exercised to date. See the Company's Current Report on Form 8-K for June 28, 1999, and filed with the SEC on July 13, 1999, regarding CBM and its right to acquire the Company's Common Stock. See also the Schedule 13-D filed July 19, 1999, and the Form 3 dated July 22, 1999, filed by CBM and its affiliates regarding their beneficial ownership of the Company's securities.

SAFE HARBOR. This report contains forward-looking statements which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, the continuing cooperation of Morrow's secured lender, Capitol Bay Management, Inc., the adequacy of available working capital, and Morrow's ability to continue operations in designing and distributing Westbeach brand products.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

EXHIBITS. The following exhibits are included with this filing:

         1. Promissory Note dated August 25, l999 given by Morrow Snowboards, Inc. to Dennis and Carol Pekkola.

         2. Trust Deed dated August 25, 1999 given by Morrow Snowboards to Robert Smejkel, as Trustee, with Dennis and Carol Pekkola as beneficiaries.

         3. Subordination Agreement dated August 25, l999 among Morrow Snowboards, Inc., Robert K. Morrow, as Escrow Agent for certain creditors of the Company and the Pekkolas.


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                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on September 2, 1999.

                      MORROW SNOWBOARDS, INC.



                      By: /s/ P. BLAIR MULLIN
                          ----------------------------------------------------
                          P. Blair Mullin
                          PRESIDENT AND CHIEF FINANCIAL OFFICER
                          (PRINCIPAL EXECUTIVE, FINANCIAL AND ACCOUNTING OFFICER



                                  EXHIBIT INDEX

EXHIBIT NO.        DOCUMENT DESCRIPTION
-----------        ---------------------
   99.3            Promissory Note dated August 25, l999 given by Morrow
                   Snowboards, Inc. to Dennis and Carol Pekkola

   99.4            Trust Deed dated August 25, 1999 given by Morrow
                   Snowboards to Robert Smejkel, as Trustee, with Dennis and Carol Pekkola as beneficiaries

   99.5            Subordination Agreement dated August 25, l999 among
                   Morrow Snowboards, Inc., Robert K. Morrow, as Escrow
                   Agent for certain creditors of the Company and the Pekkolas


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